UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2013

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2013, LSB Industries, Inc. (the “Company”) filed a Certificate of Elimination with the Delaware Secretary of State to eliminate the designation of the Company’s Convertible, Noncumulative Preferred Stock, par value $100 per share (“Noncumulative Preferred”), all outstanding shares of which have been previously redeemed or converted pursuant to the terms of the Noncumulative Preferred. The Certificate of Elimination was effective upon filing and eliminated all references to the Noncumulative Preferred from the Company’s Restated Certificate of Incorporation. All shares of Noncumulative Preferred that were reserved for issuance resumed the status of authorized and unissued shares of the Company’s preferred stock, par value $100 per share. A copy of the Certificate of Elimination is attached as Exhibit 3(i) to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3(i)	Certificate of Elimination of Convertible, Noncumulative Preferred Stock, dated February 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2013

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance and Chief Financial Officer